RESTRICTED STOCK AGREEMENT

PURSUANT TO

THE AMERIGROUP CORPORATION

2005 EQUITY INCENTIVE PLAN

This Restricted Stock Agreement is made and entered into as of      (the “Date of Grant”), by and between AMERIGROUP Corporation, a Delaware corporation (the “Company”), and      (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2005 Equity Incentive Plan (the “Plan”).

1. Number of Shares. The Company hereby grants to the Participant      shares of Restricted Stock, subject to all of the terms and conditions of this Restricted Stock Agreement and the Plan. Such shares of Restricted Stock shall be evidenced by a book entry statement bearing the restrictive legends described in Section 6 hereof. The book entry transfer evidencing the shares of Restricted Stock shall be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition to the grant of the Restricted Stock, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock in such form as the Secretary of the Company may require. Reasonably promptly after the restrictions on transferability of a share of Restricted Stock shall lapse, the Company shall cause to be delivered to the Participant a certificate evidencing such share, free of the legends described in Section 6 hereof.

2. Lapse of Restrictions.

(a) Subject to Section 4 hereof, the restrictions on transfer set forth in Section 2(b) hereof shall lapse as follows, subject to the continued employment of Participant by the Company or one of its Affiliates:

[vesting schedule]

Upon termination of the Participant’s employment with the Company (or any subsidiary of the Company), any shares of Restricted Stock as to which the restrictions on transferability shall not already have lapsed shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

(b) Until the restrictions on transfer of the Restricted Stock lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Restricted Stock or any of the Participant’s rights with respect to the Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Administrator determines otherwise, upon any attempt to transfer a share of Restricted Stock or any rights in respect of a share of Restricted Stock before the lapse of such restrictions, such share, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

3. Adjustments. In the event of any Change in Capitalization, the Administrator shall take such actions pursuant to Section 5 of the Plan (including the provisions thereof relating to the cancellation of Awards in exchange for a payment in cash or other property) as it deems appropriate.

4. Change in Control. [At the discretion of the Administrator, either]

Any shares of Restricted Stock that have not previously vested shall be deemed fully vested if the Participant’s employment or service with the Company or any Subsidiary or Affiliate is terminated by the Company or any Subsidiary or Affiliate or any successor entity for any reason (other than for Cause or as a result of Disabling Conduct (defined below)) within two years following a Change in Control or if the Participant terminates employment or service with the Company or any Subsidiary or Affiliate within two years following the Change in Control and after there is a material adverse change in the nature or status of the Participant’s duties or responsibilities from those in effect immediately prior to the Change in Control. For purposes of the preceding sentence, “Disabling Conduct” shall mean conduct involving a breach of the covenants made in Section 5 hereof.

[or]

Any shares of Restricted Stock that have not previously vested shall become fully vested upon a Change in Control.

5. Covenant Not to Compete.

(a) In consideration for the grant of the Restricted Stock, and as a material condition to the grant, the Participant hereby expressly agrees as follows:

(i) The Participant will act in the best interests of the Company and its Subsidiaries and Affiliates (each, an “AMERIGROUP Company” and collectively, the “AMERIGROUP Companies”) throughout the period of the Participant’s employment with any of the AMERIGROUP Companies; and

(ii) At all times while employed by any AMERIGROUP Company and at all times during the Covered Post-Employment Period (defined below), the Participant will not (A) compete with any AMERIGROUP Company by serving a Competitor (defined below) in any managerial capacity, or in any capacity that influences business strategy, with respect to a Covered Product or Service (defined below) that the Competitor is offering in a Covered Area (defined below) or developing to offer in a Covered Area, or (B) solicit for employment, interfere with the employment relationship of or endeavor to entice away any employee of any AMERIGROUP Company.

(b) As used herein,

(i) The “Covered Post-Employment Period” means the twelve (12) month period beginning on the first day on which the Participant is no longer employed by any AMERIGROUP Company as a result of the Participant’s resignation or termination for Cause and ending on the first anniversary of such date. (In the event the Company terminates the Participant without Cause, there shall not be a Covered Post-Employment Period.)

(ii) “Competitor” means any entity or person that provides or is planning to provide a Covered Product or Service in competition with a Covered Product or Service that an AMERIGROUP Company is actively developing, marketing, providing or selling.

(iii) “Confidential Information” means an AMERIGROUP Company’s material non-public information concerning its business and affairs, including, without limitation, trade secrets, strategies, business plans, marketing and advertising plans, member and provider information, employee and personnel information, contracts, training manuals, financial projections, budgets and non-public financial data (including, without limitation, statements with premium revenue and/or provider compensation terms, reports of actuaries, medical loss reports, balance sheets and income statements).

(iv) A “Covered Product or Service” shall mean a managed health care product or service offered or provided to any beneficiary of and/or participant in any Medicaid, Medicaid-related, or SSI program, any government-funded children’s health insurance program or any federal and/or state sponsored health care program that is substantially similar to any of such programs.

(v) The “Covered Area” shall consist of each city, county and other similar governmental territory in which an AMERIGROUP Company provides or has made material efforts to develop and provide a Covered Product or Service to its members, if in the course of the Participant’s employment with an AMERIGROUP Company he or she (A) has provided services to an AMERIGROUP Company with respect to the Covered Products or Services in such city, county or governmental territory, or (B) reviewed or discussed Confidential Information of an AMERIGROUP Company with respect to the Covered Product or Service in such city, county or governmental territory.

(c) The Participant agrees that any breach by the Participant of the covenants made in Section 5(a) may cause irreparable damage to one or more of the AMERIGROUP Companies and that in the event of such breach each AMERIGROUP Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Participant’s obligations hereunder. The Participant agrees that any such AMERIGROUP Company may seek and obtain injunctive relief without posting an injunction bond. The Participant hereby acknowledges and agrees that the Participant will have access to confidential and proprietary information and trade secrets concerning the AMERIGROUP Companies during the Participant’s employment and that the covenants in Section 5(a) are reasonable in scope and necessary to protect the legitimate business interests of the AMERIGROUP Companies. The Participant hereby further expressly acknowledges and agrees that each AMERIGROUP Company is an express third party beneficiary of the terms of this Agreement. (For the avoidance of doubt, the Participant acknowledges and agrees that the experience and/or knowledge that the Participant acquires in the course of his or her employment with an AMERIGROUP Company may relate not only to the Covered Products and Services of the AMERIGROUP Company with which he or she is employed, but also those of other AMERIGROUP Companies.)

6. Legend on Certificates. The Participant agrees that any book entry statement issued for shares of Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN THE AMERIGROUP CORPORATION 2005 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND AMERIGROUP CORPORATION, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

7. Certain Changes. The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2(b) hereof shall lapse or otherwise adjust any of the terms of the Restricted Stock; provided that no action under this Section 7 shall adversely affect the Participant’s rights hereunder.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to the Company:	AMERIGROUP Corporation 4425 Corporation Lane Virginia Beach, VA 23462 Facsimile: (757) 557-6743 Attn: Stanley F. Baldwin

If to the Participant:

Facsimile:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

9. Securities Laws Requirements. The Company shall not be obligated to transfer any Shares to the Participant free of the restrictive legend described in Section 6 hereof if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

10. No Obligation to Register. The Company shall be under no obligation to register the shares of Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

11. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the shares of Restricted Stock granted under this Restricted Stock Agreement (whether or not vested) without the prior written consent of the Company or its underwriters.

12. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

13. Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the shares of Restricted Stock (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Administrator, by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit A.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

The Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock and the disposition of the shares of Restricted Stock following vesting are complex and subject to change.

14. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant’s business or financial experience (or the business or financial experience of the Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant’s own interests in connection with the transactions contemplated under this Restricted Stock Agreement.

16.

Governing Law. With the exception of Section 5 above, this Restricted Stock Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws. The provisions of Section 5 above shall be governed by and construed according to the laws of the Commonwealth of Virginia without regard to its principles of conflict of laws.

17. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the shares of Restricted Stock and this Restricted Stock Agreement shall be subject to all terms and conditions of the Plan.

18. Amendments; Construction. The Administrator may amend the terms of this Restricted Stock Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. To the extent the terms of Section 5 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 5 shall supersede such conflicting terms and control. Headings to Sections of this Restricted Stock Agreement are intended for convenience of reference only, are not part of this Restricted Stock Agreement and shall have no affect on the interpretation hereof.

19. Survival of Terms. This Restricted Stock Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Section 5 shall expressly survive the forfeiture of the Restricted Stock and this Agreement.

20. Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Restricted Stock Agreement, the Participant shall possess all incidents of ownership with respect to the shares of Restricted Stock, including the right to receive or reinvest dividends with respect to such shares of Restricted Stock and to vote such shares of Restricted Stock.

21. Agreement Not a Contract for Services. Neither the Plan, the granting of the shares of Restricted Stock, this Restricted Stock Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

22. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

23.

Representations. The Participant has reviewed with his own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Stock Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

24. Severability. Should any provision of this Restricted Stock Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

25. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Stock Agreement. The Participant has read and understand the terms and provision thereof, and accepts the shares of Restricted Stock subject to all the terms and conditions of the Plan and this Restricted Stock Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Stock Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Agreement on the day and year first above written.

AMERIGROUP CORPORATION

By
Name
Title

The Participant

EXHIBIT A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1. The name address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NUMBER OF SPOUSE:

TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows:       shares (the “Shares”) of AMERIGROUP Corporation (“Company”).

3. The date on which the property was transferred is:      , 20     .

4. The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $      .

6.The amount (if any) paid for such property is: $      .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:      , 200_

Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:      , 200_

Spouse of Taxpayer